Exhibit 99.2

U. S. Shipping Partners L.P. Names Ronald O’Kelley as Chief Executive Officer

Edison, New Jersey, August 11, 2008 — U.S. Shipping Partners L.P. (NYSE: USS) (the “Partnership”) today announced that its Board of Directors has elected Ronald L. O’Kelley as President and Chief Executive Officer of the Partnership. Mr. O’Kelley has served as a director of the Partnership’s general partner since the Partnership went public in November 2004. Mr. Paul Gridley, who has served as the Partnership’s chairman and chief executive officer, will relinquish his role as Chief Executive Officer, although he will remain as Chairman of the Board of Directors.

Mr. Gridley said, “Ron is a seasoned and well-respected veteran in the financial and business arena and brings extensive experience and knowledge in global finance and business management. Ron has tremendous experience in managing companies undergoing difficult market challenges. At this critical juncture, we have determined that U.S. Shipping is best led by an executive having this skill set. His experience in varied industries provides a broad business perspective that will be a valuable addition to our management team in this new phase of our development. I look forward to continuing to work with Ron as we work to address the challenges faced by the Partnership and meet the needs of our customers and other stakeholders.”

“We thank Paul for his dedicated work on behalf of the Partnership, and we look forward to benefiting from his continued strategic guidance,” said Mr. O’Kelley. “Under Paul’s leadership and vision, we have assembled a superb management team, a valuable asset base and an impressive customer franchise. Having faced a number of challenges this year, we are focused on enhancing our financial position and delivering on our commitment to safety and efficiency in meeting customer and industry standards. I am confident that the company is taking the right steps to move forward on a sound basis.”

Ronald L. O’Kelley joined the Board of Directors of our general partner in October 2004. Mr. O’Kelley is Chairman and Chief Executive Officer of Atlantic Coast Venture Investments Inc., a private investment company. Mr. O’Kelley served as Executive Vice President, Chief Financial Officer and treasurer of State Street Corporation from 1995 to 2002, as Chief Financial Officer at Douglas Aircraft Company from 1991 to 1995 and as Chief Financial Officer at Rolls Royce Inc. from 1983 to 1991. He also served in senior financial positions at Citicorp from 1975 to 1983 and at Texas Instruments Incorporated from 1969 to 1975. Mr. O’Kelley is also a director of Selective Insurance Group, Inc. Mr. O’Kelley serves as an advisor to the Donald Jones Center for Entrepreneurship at the Tepper School of Business and is a member of the National Association of Corporate Directors.

About U.S. Shipping Partners L.P.

U.S. Shipping Partners L.P. is a leading provider of long-haul marine transportation services, principally for refined petroleum products, in the U.S. domestic “coastwise” trade. U.S. Shipping Partners L.P. is also involved in the coastwise transportation of petrochemical and commodity chemical products. For additional information about U.S. Shipping Partners L.P., please visit www.usslp.com.

This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks and uncertainties are discussed in detail in the Partnership’s filings with the SEC and include, among other things, the willingness of our lenders to amend our credit agreement on commercially acceptable terms and to continue to make advances to us under our revolving credit facility to meet our working capital requirements, increased financing costs, no occurrence of an event of default under our credit agreement that would allow our lenders to demand immediate repayment of all outstanding borrowings under the credit facility, future charter rates, demand in the spot market for vessels and timely and on-budget delivery in the second half of 2008 of two ATBs currently under construction.

Contact Information:
Albert Bergeron
1-866-467-2400